UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

DIVERSIFIED RESTAURANT HOLDINGS, INC. 27680 Franklin Road Southfield, Michigan 48034 NOTICE OF ADJOURNED MEETING DATE FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The adjourned portion of the Annual Meeting of Stockholders of Diversified Restaurant Holdings, Inc. (the “Company”) will be held at the Company’s corporate offices located at 27680 Franklin Road, Southfield, MI 48034, on Thursday, July 13, 2017, at 10:00 a.m., EDT. Details regarding the adjourned meeting and the business to be conducted are described in the enclosed proxy statement supplement. We previously made available a copy of our 2016 Annual Report to Stockholders with our proxy statement. We encourage you to read the enclosed proxy statement supplement, together with the proxy statement and the Annual Report. The Annual Report includes our audited financial statements and provides information about our business. At the adjourned meeting, stockholders will be asked to vote upon the Second Proposal, approval of Company’s Stock Incentive Plan of 2017, and to transact such other business as may properly come before the adjourned meeting.

The Board of Directors previously fixed March 20, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ David G. Burke
David G. Burke
Director, President and Chief Executive Officer

June 23, 2017
Southfield, Michigan

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement supplement, our proxy statement and our 2016 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for fiscal year ended December 25, 2016, are available at www.envisionreports.com/SAUC.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU PREVIOUSLY VOTED WITH REGARD TO THE SECOND PROPOSAL YOUR PRIOR VOTE WILL NOTE BE COUNTED AND YOU MUST SUBMIT A NEW VOTE. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE, AS INSTRUCTED IN THE ENCLOSED PROXY CARD. ALTERNATIVELY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH HAS PREPAID POSTAGE IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ADJOURNED MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE ADJOURNED MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ADJOURNED MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIVERSIFIED RESTAURANT HOLDINGS, INC. 27680 Franklin Road Southfield, Michigan 48034 Supplement to the Proxy Statement for the Adjourned 2017 Annual Meeting of Stockholders

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was held on May 18, 2017, at which time Proposal Nos. 1, 3, and 4 in the Proxy Statement were approved, and then the meeting was adjourned to consider Proposal No. 2 relating to the approval of the 2017 Stock Incentive Plan (the “2017 Plan”).

The Adjourned Meeting to consider the adoption of the 2017 Plan, is scheduled to be held on July 13, 2017, at 10:00 a.m., Local Time, at the Company’s corporate offices located at 27680 Franklin Road, Southfield, MI 48034. This supplement to the Proxy Statement (this “Supplement”) is furnished in connection with the solicitation of proxies by the Board for use at the Adjourned Meeting. This Supplement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2017. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record at the close of business on March 20, 2017 are entitled to receive notice of and to vote at the Adjourned Meeting.

SUPPLEMENTAL DISCLOSURE CONCERNING PROPOSAL NO. 2
Introduction
On May 17, 2017, the Company announced on Form 8-K that it would hold its Annual Meeting on Thursday, May 18, 2017 (the “Annual Meeting”), as previously scheduled, with regard to Proposal No. 1 -- Election of Directors, Proposal No. 3 -- Appointment of Independent Auditor, and Proposal No. 4 -- Advisory Vote on Executive Compensation, each as detailed in the Proxy Statement and that the Company intended to adjourn the Annual Meeting with respect to Proposal No. 2 (Approval of the Company’s Stock Incentive Plan of 2017) (the “Second Proposal”).

On May 19, 2017, the Company filed a Form 8-K announcing that Proposal Nos. 1, 3 and 4, were each approved by the stockholders at the Annual Meeting and that stockholders holding a majority of the shares represented at the Meeting voted in favor of a motion to adjourn the Meeting with regard to the Second Proposal.

The Adjourned Meeting is to be held on July 13, 2017, at 10:00 a.m., Local Time, at the Company’s corporate offices located at 27680 Franklin Road, Southfield, MI 48034. The Adjourned Meeting will allow stockholders time to consider the disclosures in the Supplement regarding the Second Proposal, which replace the prior disclosures concerning the Second Proposal that were contained in the Proxy Statement. At the Adjourned Meeting, only the Second Proposal will be presented for stockholder consideration.

SECOND PROPOSAL-APPROVAL OF STOCK INCENTIVE PLAN OF 2017
General

Our Board of Directors believes that our long-term interests would be advanced by aligning the interests of our directors and employees with the interests of our shareholders. Therefore, to attract, retain and motivate directors and key employees, and to recognize the significant contributions these individuals have made to the long-term performance and growth of us and our subsidiaries, our Board of Directors adopted and approved, subject to shareholder approval, the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 (the “Incentive Plan”) on June 9, 2017. The Incentive Plan is intended to continue the compensation policies and practices of our Stock Incentive Plan of 2011 (the "2011 Incentive Plan"). Only a small number of shares remain available for grant under our 2011 Incentive Plan. Our Board of Directors believes that approval of the Incentive Plan is advisable to make additional shares available for the grant of stock options and restricted stock. Upon approval by shareholders of the Incentive Plan, no further grants will be made under the 2011 Incentive Plan.

We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options and restricted stock (collectively referred to as “incentive awards”). By combining in a single plan these types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide us with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date. The effective date of the Incentive Plan will be July 13, 2017, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as an appendix to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and us. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Special Note Regarding Grants under the 2011 Incentive Plan

Our Stock Incentive Plan of 2011 (the "2011 Plan") provides that no participant may be awarded incentive awards with respect to more than 100,000 shares of common stock in any calendar year. The 2011 Plan states that the purpose of this provision is to ensure that the 2011 Plan provides performance-based compensation and the provision is to be interpreted, administered and amended if necessary to achieve that purpose.

During 2016, the Board of Directors, upon recommendation of the Compensation Committee, granted 133,333 shares of restricted stock to David G. Burke, our Chief Executive Officer. 33,333 shares were granted to Mr. Burke as an annual long-term incentive grant and 100,000 shares were granted to Mr. Burke pursuant to the terms of his Employment Agreement, as described in the Proxy Statement.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The 2011 Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). Nothing in the 2011 Plan compels the Company to grant awards that qualify as performance-based compensation and, indeed, the 2011 Plan expressly permits the Committee to grant incentive awards that do not qualify under the standards that apply to performance-based compensation.

The Board of Directors interpreted the 2011 Plan to mean that the annual limit of 100,000 shares applied only if the applicable grant was intended to qualify as performance-based compensation under Section 162(m). The grant of restricted stock to Mr. Burke was not subject to any performance conditions, but rather was subject to time-based vesting. The grant of time-vested restricted stock does not qualify as performance-based compensation under Section 162(m) and the Board of Directors understood that grants of time-vested restricted stock could be made in excess of the annual limit of 100,000 shares set forth in the 2011 Plan.

The Board received a demand letter from counsel on behalf of two stockholders alleging that these grants violated Section 4.2 of the 2011 Plan, among other claims. The Board formed a Special Committee to review the stockholder demand, conduct a thorough investigation into the legal and factual issues implicated by the demand and recommend a course of action. The Special Committee concluded that the demand was without merit. However, solely in the interests of avoiding litigation that the Board has determined in its business judgment would not be in the interests of the Company or its shareholders, the Board elected to rescind, and Mr. Burke simultaneously agreed to surrender, the grant of 33,333 shares so that the aggregate number of restricted shares issued to him in 2016 is 100,000. The Company has modified the terms of the annual limit provision in the 2017 Plan (20% of the 2,500,000 shares authorized for grant) to explicitly state that the annual limit only applies to incentive awards that are intended to qualify as performance-based compensation under Section 162(m).

The full Board also determined that the total compensation package approved by the Board, including the stock grant under Mr. Burke’s employment agreement and the 2016 annual stock grant, was appropriate and aligned with stockholders’ interests. Accordingly, based on a recommendation by the Compensation Committee, the full Board determined that it was appropriate to return Mr. Burke’s equity compensation to the level it was prior to the action to void and rescind the 33,333 shares of restricted stock and, therefore, effective June 23, 2017, the Board granted Mr. Burke a restricted stock grant with respect to 33,333 shares of restricted stock, which shall vest in a single installment on June 23, 2019.

Authorized Shares

Subject to certain anti-dilution and other adjustments, 2,500,000 shares of our common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by us. To the extent that any incentive award is forfeited, terminates, expires or lapses instead of being exercised, the shares subject to such incentive awards not delivered as a result thereof will again be available for grant under the Incentive Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any incentive award are satisfied by delivering shares (either actually or through a signed document affirming a participant's ownership and delivery of such shares) or withholding shares relating to such incentive award, the gross number of shares subject to the incentive award will be deemed to have been granted under the Plan.

The Incentive Plan would not allow any participant to receive, in any calendar year, incentive awards with respect to more than 20% of the shares available under the Incentive Plan (i.e., 500,000 shares, subject to adjustment as described below). Any incentive awards that are not intended to qualify as performance-based compensation under Section 162(m) are not counted in this annual limit, and the Board has the authority to make such grants in a manner and amounts that otherwise conform to law and the Board's fiduciary duties. Upon the occurrence of certain corporate events (e.g., merger or stock dividend), the Compensation Committee will adjust the incentive awards, share reserve and per person limit appropriately. Unless the Incentive Plan is terminated earlier by our Board of Directors, incentive awards could be granted at any time before or on July 13, 2027, when the Incentive Plan will terminate according to its terms. On June 16, 2017, the closing price of our common stock on the NASDAQ National Market was $2.84 per share.

Eligible Participants

All of our directors (7 persons) and all employees of the Company or any of its subsidiaries (currently approximately 2,943 persons) are eligible to receive incentive awards under the Incentive Plan. The Committee has authority to select from among eligible persons the persons who will receive incentive awards. During 2016, all of our nonemployee directors, each of our four executive officers, and 104 other officers and employees received awards under the 2011 Incentive Plan. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years. Directors, nominees for director, officers, and employees of us and our subsidiaries may be considered to have an interest in the Incentive Plan because they may, in the future, receive incentive awards under it.

New Plan Benefits

No incentive awards have been granted under the Incentive Plan through the date of this proxy statement. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Incentive Plan during fiscal year 2016 if the Plan had been in effect for fiscal year 2016 and that are determinable. This table assumes that if the Incentive Plan had been in effect during fiscal year 2016, any grants actually made under the 2011 Incentive Plans would have been made under the Incentive Plan. The table does not set forth options or other incentive awards that could be granted in the future under the Incentive Plan, because they are not determinable at this time.

Stock Incentive Plan of 2017

Name and Position	Number of Units		Dollar Value
T. Michael Ansley, Executive Chairman of the Board	—		—
David Burke, President and Chief Executive Officer	100,000	*	$150,000
Jason Curtis, Chief Operating Officer and Secretary	33,333		50,000
Phyllis A. Knight, Chief Financial Officer and Treasurer	100,000		115,999
Executive Group	233,333		315,999
Non-Executive Director Group	106,665		160,000
Non-Executive Officer Employee Group	91,500		135,545
	431,498		$611,544
*Effective June 23, 2017, the Board elected to rescind, and Mr. Burke simultaneously agreed to surrender, the grant of 33,333 shares that were originally granted to him on June 2, 2016, so that the aggregate number of restricted shares issued to Mr. Burke in 2016 is 100,000. Please refer to “Special Note Regarding Grants under the 2011 Incentive Plan” above for additional details.

Administration of the Incentive Plan

The Incentive Plan would be administered by the Compensation Committee of our Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of the Incentive Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

In addition to the authority granted to the Committee, our President would have the authority to grant incentive awards to any employee who is not an officer of the Company, subject to the following: (a) the President could grant incentive awards of up to 2,500 shares of common stock per year to a current store manager or any other eligible non-officer employee, and up to 10,000 shares of common stock to a newly hired non-officer employee, or subject to such other per-person limits as may be approved by the Compensation Committee from time to time; (b) all such grants must comply with all terms and conditions set forth in the Incentive Plan, including but not limited to, that such grants be made at market value on the date of the grant and evidenced by a grant agreement in the form approved by the Committee; (c) for each annual period commencing July 13, 2017, the total incentive awards granted by the President under this authority shall not exceed 150,000 shares; and (d) the President shall report any such grants to the Compensation Committee on an annual basis.

Except for incentive awards granted with respect to a maximum of 5% of the shares authorized under the Incentive Plan and shares granted to members of our Board, incentive award agreements will not provide for vesting prior to the first anniversary of the grant date. The Compensation Committee may provide for shorter or earlier vesting in connection with a change in control, death, disability, or other event or circumstance that the Committee determines to be appropriate.

Stock Options

The Incentive Plan would permit us to grant to participants options to purchase shares of our common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of our common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of our common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If an option holder were terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options.

Stock options granted under the Incentive Plan generally could not be transferred without Compensation Committee approval, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and we would not receive a deduction at the time an incentive stock option is granted or vests. If an incentive stock option is exercised, the option holder would not recognize income and we would not receive a deduction. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. We would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options - those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and we would not receive a deduction when a nonqualified stock option is granted or vests. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Restricted Stock

The Incentive Plan would also permit the Compensation Committee to award shares of restricted stock, subject to terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). The Compensation Committee could award restricted stock for any amount of consideration or no consideration, as the Compensation Committee determines.

As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock in award agreements or certificates of award. Restricted stock granted to a participant would “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock based on achievement of performance goals be subject to a performance period of less than one year. In addition, no condition that is based upon continued employment or the passage of time may provide for vesting in full of restricted stock over a period of less than one year from the date the award is made, other than as a result of or upon the death or disability of the participant or a change in control.

Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock is subject to restrictions) for any reason other than death or disability, each share of restricted stock of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to us. If the participant’s employment or directorship were terminated during the restricted period because of death or disability, then the restrictions on the participant’s shares of restricted stock would terminate automatically with respect to all such shares granted to such participant.

Without Compensation Committee authorization, until shares of restricted stock vest, the recipient of the restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock other than to us or by will or the laws of descent and distribution. All rights with respect to restricted stock would only be exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Unless the Compensation Committee determines otherwise, any non-cash dividends or distributions paid with respect to shares of unvested restricted stock would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

Federal Tax Consequences of Restricted Stock

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, we would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock is forfeited by a participant, the participant would not recognize income with respect to the forfeited award and we would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock would be reported as compensation income to the participant and we would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock were forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant’s basis in the stock.

Effects of a Change in Control

If a "change in control" of the Company (as defined in the Incentive Plan) occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more incentive awards, without action by the Committee or the Board: (a) all outstanding stock options will become vested and exercisable in full immediately prior to the effective time of a change in control and shall remain exercisable during the remaining terms thereof, regardless of whether the participants to whom such stock options have been granted remain in the employ or service of the Company or any subsidiary; and (b) all other outstanding incentive awards shall become immediately fully vested and exercisable and nonforfeitable.

In addition, the Committee, in its sole discretion and without the consent of any participant, may determine that some or all participants holding outstanding stock options shall receive, with respect to and in lieu of some or all of the shares of common stock subject to such stock options, as of the effective date of any such change in control of the Company, cash in an amount equal to the excess of the greater of (a) the highest sales price of the shares on NASDAQ on the date immediately prior to the effective date of such change in control of the Company or (b) the highest price per share actually paid in connection with any change in control of the Company, over the exercise price per share of such stock options. Upon a participant’s receipt of such amount with respect to some or all of his or her stock options, the respective stock options shall be cancelled and may no longer be exercised by such participant.

Tax Withholding

If incentive awards are made under the Incentive Plan, we could withhold from any cash otherwise payable to a participant or require a participant to remit to us amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding shares of our common stock to be received upon exercise of or vesting of an incentive award or by delivering to us previously owned shares of common stock. We may reasonably delay the issuance or delivery of shares of common stock pursuant to an incentive award as we determine appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in our best interests, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of our shareholders if it would (i) change the list of measurements of performance on which the Compensation Committee may base performance goals, (ii) reduce the exercise price of a stock option below the market value of the underlying stock on the date of the grant, (iii) reduce the exercise price of outstanding stock options, (iv) increase the individual annual maximum award limit, or (v) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under NASDAQ listing requirements or rules, provided, however, that the Incentive Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Internal Revenue Code. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price of such incentive awards to the same participants. We could also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Incentive Plan

Subject to shareholder approval, the Incentive Plan would take effect on July 13, 2017, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after July 13, 2027.

If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Incentive Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

Stock options awarded under the Incentive Plan would qualify as performance-based compensation.

For an award of restricted stock to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Compensation Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Compensation Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the Compensation Committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

Under the Incentive Plan the performance goals that may be established by the Compensation Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either the Company as a whole or to a subsidiary or affiliate, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income (before or after taxes, interest, depreciation and amortization) at the Company or restaurant level; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation, growth measures or total shareholder return); expense or cost levels; margins; operating efficiency; efficiency ratio; customer satisfaction, based on specified objective goals or a Company-sponsored customer survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; and same store sales.

An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

No participant in the Incentive Plan may be granted, in any calendar year, awards of stock options and restricted stock that are intended to qualify as performance-based compensation under Section 162(m) representing more than 20% of the shares of our common stock available for awards under the Incentive Plan (i.e., 500,000 shares, subject to adjustment as described above).

Claw back Conditions

Incentive awards and benefits otherwise provided by incentive awards made under the Incentive Plan will be subject to our incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

Registration of Shares

We intend to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options could be exercised and before any shares of restricted stock are granted.

Equity Plan Compensation Information

The following table summarizes information, as of December 31, 2016, relating to compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—	N/A	69,791
Equity compensation plans not approved by security holders	180,000	$ 2.50	N/A

(1)	The equity compensation plan in this category is our 2011 Incentive Plan.

REQUIRED VOTE

The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

Our Board of Directors Recommends That You
Vote FOR Approval of the Stock Incentive Plan of 2017

VOTING INFORMATION

At the Annual Meeting, the Company held a vote on all matters in the Proxy Statement other than the Second Proposal. The stockholders approved each of the proposals voted upon. No vote was taken with respect to the Second Proposal at the Annual Meeting. At the Adjourned Meeting, the Company intends to hold the vote only on the Second Proposal. No vote will be taken at the Adjourned Meeting on any matters in the Proxy Statement other the Second Proposal.

VOTES SUBMITTED WITH REGARD TO THE SECOND PROPOSAL PRIOR TO THE ISSUANCE OF THIS PROXY STATEMENT SUPPLEMENT WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW PROXY CARD OR VOTE IN PERSON AT THE ADJOURNED MEETING WITH RESPECT TO THE SECOND PROPOSAL IN ORDER FOR YOUR VOTE TO BE COUNTED.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on your proxy card or, for shares held in street name, the voting instruction form provided by your broker or nominee.

By Internet - If you have Internet access, you may submit your proxy from any location by following the Internet voting instructions on the proxy card or voting instruction form sent to you.

By Telephone - You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction form sent to you.

By Mail - You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction form provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Adjourned Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Adjourned Meeting to vote your shares.

PLEASE NOTE THAT THE ONLY VOTES THAT WILL BE TABULATED AT THE ADJOURNED MEETING WILL BE ON THE SECOND PROPOSAL.

Changing a Vote

You may change your vote on the Second Proposal at any time prior to the vote being taken on such matter at the Adjourned Meeting.

To revoke your proxy instructions and change your vote if you are a stockholder of record, you must: (i) attend the Adjourned Meeting, and vote your shares in person; or (ii) deliver later dated and signed proxy instructions (which must be received prior to the Adjourned Meeting).

If your shares are held by a broker, bank or other nominee please contact your broker, bank or other nominee for instructions on changing your vote.

APPENDIX A

DIVERSIFIED RESTAURANT HOLDINGS, INC.
STOCK INCENTIVE PLAN OF 2017

SECTION I.
ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

1.1     Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2017 for its Directors, Consultants and certain of its Employees. The Plan permits the grant and award of Stock Options and Restricted Stock.

1.2     Purpose of Plan. The purpose of the Plan is to provide Directors, Consultants and Employees with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Directors, Consultants and Employees with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

SECTION II.
DEFINITIONS

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1     “Act” means the Securities Exchange Act of 1934, as amended.

2.2    “Affiliate” means any organization controlling, controlled by or under common control with the Company.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Cause” means, with respect to termination of employment, (1) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (2) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (3) misappropriation of or intentional damage to the property of the Company or any Affiliate; (4) conviction of a felony (other than negligent vehicular homicide); (5) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (6) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (7) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. Notwithstanding the foregoing, if a Participant's employment agreement or consulting agreement defines "Cause," then that definition shall apply to that Participant in lieu of the definition in this Plan. The existence of Cause in the case of an Employee or a Consultant shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2.4. The Committee may make such determination before or after the termination of employment or cessation of services. A Director will be removed for “Cause” for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company’s Articles of Incorporation and applicable law.

2.5    “Change in Control,” unless otherwise defined in an Incentive Award agreement, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 50% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (c) a reorganization, merger or consolidation other than such a transaction (i) that is done for the purpose of reincorporation or (ii) after which the Company’s shareholders immediately prior to the transaction continue to beneficially own more than 50% of the total fair market value and total voting power of the outstanding capital stock of the entity surviving the transaction; (d) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company; or (e) the occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act.

2.6    “Code” means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.7    “Committee” means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two Directors and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in Section 162(m) of the Code.

2.8    “Common Stock” means the Company’s common stock, par value $.0001 per share.

2.9    “Company” means Diversified Restaurant Holdings, Inc., a Nevada corporation, and its successors and assigns.

2.10    "Consultant" means a natural person who provides bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

2.11    “Continuing Directors” means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s shareholders was approved by a vote of a majority of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.12    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) the period of time after the beginning of the Performance Period and before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13    “Director” means a member of the Board.

2.14    “Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, with respect to an incentive stock option, "Disability" means permanent and total disability as defined in Code Section 22(e)(3).

2.15    “Employee” means an employee of the Company or one of its Subsidiaries.

2.16    “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of Employees.

2.17    “Excluded Holder” means the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.18    “Incentive Award” means the award or grant of a Stock Option or Restricted Stock to a Participant pursuant to the Plan.

2.19    “Market Value” shall equal the closing price of Common Stock reported on NASDAQ on the date of grant, exercise or vesting, as applicable, or if NASDAQ is closed on that date, the last preceding date on which NASDAQ was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on NASDAQ, the Market Value shall be determined by any means deemed fair and reasonable by the Committee in a manner consistent with the valuation principles of Section 409A of the Code except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported by NASDAQ or other United States-based quotation system, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ, any business day.

2.20    “Mature Shares” means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.21    “NASDAQ” means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

2.22    “Participant” means a Director, Consultant or Employee who is granted an Incentive Award under the Plan.

2.23    “Performance” means the level of achievement of the performance goals established by the Committee pursuant to Section 8.1.

2.24    “Performance Measures” means measures as described in Section VIII on which the performance goals are based.

2.25    “Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

2.26    “Performance-Based Compensation” means compensation under an Incentive Award that satisfies the requirements of Section 162(m) of the Code for certain “performance based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award that does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.27    “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.28     Plan” means the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 as set forth herein, as it may be amended from time to time.

2.29    “Restricted Period” means the period of time during which Restricted Stock that is awarded under the Plan is subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section VI. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.30    “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section VI of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section VI.

2.31    “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.32    “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

2.33    “Termination” or “Cessation” of employment or service shall be considered to occur on the date on which the Employee or Consultant is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date and "Cessation" of service as a Director shall occur on the effective date of the removal or resignation of the Director from the Board. The following shall not be considered such a termination or cessation: (i) a transfer of an Employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the Employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment as an officer with continued service as an Employee or Director; or (v) a termination of service as a Consultant with continued service as an Employee or Director.

SECTION III.
ADMINISTRATION

3.1    Power and Authority. The Committee shall administer the Plan, and subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan. Any power or authority of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such power or authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Incentive Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who are members of the Committee or Employees of the Company or its Subsidiaries or Affiliates, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall prescribe, amend and rescind rules and regulations for the conduct of its business and shall define terms not otherwise defined herein, in each case as it considers advisable.

In addition to the authority granted to the Committee herein, the Chief Executive Officer of the Company shall have the authority to grant Incentive Awards to any Employee who is not an officer of the Company, subject to the following: (a) the Chief Executive Officer may grant Incentive Awards of up to 2,500 shares of Common Stock per year to a current store manager or any other eligible non-officer Employee, and up to 10,000 shares of Common Stock to a newly hired non-officer Employee, or subject to such other per-person limits as may be approved by the Compensation Committee from time to time; (b) all such grants must comply with all terms and conditions set forth in this Plan, including but not limited to, that such grants be made at Market Value on the date of the grant and shall be evidenced by a grant agreement in the form approved by the Committee; (c) for each annual period commencing July 13, 2017, the total Incentive Awards granted by the Chief Executive Officer under this authority shall not exceed 150,000 shares; and (d) the Chief Executive Officer shall report any such grants to the Committee on an annual basis.

3.2    Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards including, without limitation: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject. Except for Incentive Awards granted with respect to a maximum of five percent of the shares authorized in the first sentence of Section 4.1 and any shares granted to members of the Board or members of the board of directors of a Subsidiary, Incentive Award agreements shall not provide for vesting prior to the first anniversary of the grant date, provided, that the Committee may provide for shorter or earlier vesting in connection with a Change in Control, death, Disability or other event or circumstance that the Committee determines to be appropriate.

3.3    Amendments or Modifications of Incentive Awards. Subject to Section X, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided that such actions do not cause an Incentive Award not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code. The Committee shall without limitation, have the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 will be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards (such grant of new Incentive Awards will be considered to be a new grant for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant); provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Awards to the same Participants.

3.4    Indemnification of Committee Members. No member or former member of the Committee, or any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or was a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company’s or any Subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION IV.
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum total number of shares available for Incentive Awards under the Plan shall be 2,500,000 shares of Common Stock. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

To the extent that any Incentive Award is forfeited, terminates, expires or lapses instead of being exercised, the shares subject to such Incentive Awards not delivered as a result thereof shall again be available for Incentive Awards under this Plan. If the exercise price of any Stock Option and/or the tax withholding obligations relating to any Incentive Award are satisfied by delivering shares (either actually or through a signed document affirming a Participant's ownership and delivery of such shares) or withholding shares relating to such Incentive Award, the gross number of shares subject to the Incentive Award shall nonetheless be deemed to have been granted for purposes of the first sentence of this Section 4.1.

4.2    Limitation on Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 20% of the shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan (i.e., 500,000 shares), subject to the last sentence of this Section 4.2 and subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award previously issued or that may thereafter be issued as Performance-Based Compensation. The purpose of this Section 4.2 is to ensure that Incentive Awards qualify as Performance-Based Compensation where deemed appropriate by the Committee, and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose. For the purposes of the foregoing limits on annual Incentive Awards, any Incentive Awards that are not intended to qualify as Performance-Based Compensation will not be counted, and the Board retains full authority to make such grants in a manner and amounts that otherwise conform to law and the Board's fiduciary duties.

4.3    Adjustments.

(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Incentive Awards and available for issuance under the Plan, and the limitation provided in Section 4.2, together with applicable exercise prices, shall be adjusted in such manner and at such time as shall be equitable under the circumstances, and as shall generally reflect the proportionate percentage change in the number of shares outstanding and the share price. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b) Other Actions Affecting Common Stock. If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

SECTION V.
STOCK OPTIONS
5.1    Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in relevant sections of the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. No Stock Option granted to a Director or a Consultant who is not an Employee shall be considered an incentive stock option under Section 422(b) of the Code.

5.2    Stock Option Agreements. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section V shall govern.

5.3    Stock Option Exercise Price. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value (or such higher amount as may be necessary under Section 5.5 below). The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4    Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5    Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6    Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7    Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.8    Termination of Employment or Cessation of Service. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a) General. If a Participant ceases to be a Director, Consultant or an Employee for any reason other than the Participant’s death, Disability, or termination for Cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment or cessation of service, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination or cessation.

(b) Death. If a Participant dies either while an Employee, Consultant or Director or after the termination of employment or cessation of service other than for Cause but during the time when the Participant could have exercised a Stock Option, the Stock Option issued to such Participant shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death, termination of employment or cessation of service, whichever first occurred, and not beyond the original terms of the Stock Option.

(c) Disability. If a Participant ceases to be an Employee, Consultant or Director of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or cessation of service, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(d) Termination for Cause. If a Participant’s employment is terminated for Cause, a Consultant's services are terminated for Cause, or a Participant is removed as a Director for Cause, the Participant shall have no further right to exercise any Stock Options previously granted and all of the Participant’s outstanding Stock Options shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination or removal is for Cause.

SECTION VI.
RESTRICTED STOCK

6.1    Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section VIII) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. To the extent determined by the Committee, Restricted Stock may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

6.2    Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by restricted stock agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in “book entry” form in the Company’s stock records. Unless the restricted stock agreement or certificate of award provides otherwise, awards of Restricted Stock shall be subject to the terms and conditions set forth in this Section VI.

6.3    Vesting. The grant, issuance, retention and vesting of shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of shares of Restricted Stock subject to continued employment, passage of time and/or Performance Measures as deemed appropriate by the Committee. In no event shall the grant, issuance, retention, vesting or settlement of shares of Restricted Stock that is based on Performance Measures or a level of achievement measured against Performance Measures be subject to a performance period of less than one year. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock over a period of less than one (1) year from the date the Award is made, other than as a result of or upon the death or Disability of the Participant or a Change in Control.

6.4    Termination of Employment or Cessation of Directorship Status. Unless the Committee otherwise consents or permits (before or after the grant or Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:

(a) General. Except as set forth in Section 6.4(b) below, if a Participant ceases to be a Director, Consultant or Employee during the Restricted Period, the Participant shall have no further right to retain or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b) Death or Disability. If a Participant’s employment or service with the Company is terminated because of death or Disability during the Restricted Period, then all restrictions remaining on any or all shares of Restricted Stock shall terminate automatically with respect to all such shares granted to such Participant.

6.5    Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

6.6    Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company. The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

6.7    Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section VI and the terms and conditions set forth in the Participant’s restricted stock agreement. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock agreement or grant provide otherwise, any non-cash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

6.8    Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period.

SECTION VII.
CHANGE IN CONTROL

7.1    Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

7.2    Cash Payment for Stock Options. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the greater of (a) the highest sales price of the shares on NASDAQ on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company, over the exercise price per share of such Stock Options. Upon a Participant’s receipt of such amount with respect to some or all of his or her Stock Options, the respective Stock Options shall be cancelled and may no longer be exercised by such Participant.

SECTION VIII.
PERFORMANCE MEASURES

8.1    Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section VIII, the performance goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be based shall be limited to the following Performance Measures:

(a) Net income (before or after taxes, interest, depreciation, and/or amortization) at the Company or restaurant level;
(b) Net income per share;
(c) Return on equity;
(d) Cash earnings;
(e) Cash earnings per share (reflecting dilution of the Common Stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);
(f) Cash earnings return on equity;
(g) Operating income;
(h) Operating income per share;
(i) Operating income return on equity;
(j) Return on assets;
(k) Cash flow;
(l) Cash flow return on capital;
(m)Return on capital;
(n) Productivity ratios;
(o) Share price (including without limitation growth measures, total shareholder return or comparison to indices);
(p) Expense or cost levels;
(q) Margins;
(r) Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;
(s) Economic value added measurements;
(t) Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; and
(u) Same store sales.

One or more Performance Measures may be used to measure the performance of one or more of the Company, its Subsidiaries, its Affiliates or any combination of the foregoing, compared to pre-determined levels, as the Committee may deem appropriate, or compared to the performance of a pre-established peer group, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section VIII.

8.2    Evaluation of Performance. The Committee may provide in any such Incentive Award that any evaluation of Performance may include or exclude any of the following events or their effects that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year, (f) acquisitions, mergers, divestitures or accounting changes, (g) amortization of goodwill or other intangible assets, (h) discontinued operations, and (i) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

8.3    Committee Discretion. In the event that applicable tax laws, securities laws, or both, change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 8.1.

8.4    Adjustment of Performance-Based Compensation. Incentive Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be increased or adjusted upward. The Committee shall retain the discretion to decrease or adjust such Incentive Awards downward, and such Incentive Awards may be forfeited in whole or in part.

8.5     Performance-Based Compensation Conditioned on Performance. Payment of Performance-Based Compensation to a Participant for a Performance Period under this Plan shall be entirely contingent upon achievement of the performance goals established by the Committee pursuant to this Section VIII, the satisfaction of which must be substantially uncertain when established by the Committee for the Performance Period.

8.6    Time of Determination of Performance Goals by Committee. All performance goals to be made by the Committee for a Performance Period pursuant to this Section VIII shall be established in writing by the Committee during the first 90 days of such Performance Period and before 25% of the Performance Period has elapsed.

8.7    Section 162(m) Purpose. It is intended that the Plan may provide performance-based compensation under Section 162(m) of the Code, and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

8.8    Objective Standards. Performance-Based Compensation shall be based solely upon objective criteria, consistent with this Section VIII, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Performance-Based Compensation to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section VIII of the Plan, it may not amend or waive such criteria after the 90th day of the respective Performance Period. The Committee shall have no authority or discretion to increase any Performance-Based Compensation or to construct, modify or apply the measurement of a Participant’s Performance in a manner that will directly or indirectly increase the Performance-Based Compensation for the Participant for any Performance Period above the amount determined by the applicable objective standards established within the time period set forth in Section 8.6.

SECTION IX.
GENERAL PROVISIONS

9.1    No Rights to Incentive Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

9.2    Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and other withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, taxes on income deemed to be recognized as a result of grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

9.3    Compliance with Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.4    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting, continuing in effect or discontinuing other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

9.5    No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

9.6    No Liability of Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

9.7    Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for Cause of that Participant’s employment or service with the Company and its Subsidiaries is under consideration or while the removal for Cause of the Participant as a Director is under consideration.

9.8    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

9.9    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

9.10    409A. The terms and conditions of all grants under the Plan shall be designed to comply with the applicable requirements, if any, of Code Section 409A. To the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Code Section 409A or is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a change in control of the Company or due to the Participant's disability or "separation from service" (as such term is defined in Treasury Regulation Section 1.409A-1(h)), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability or separation from service, as the case may be, in Code Section 409A(a)(2)(A) and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a specified employee (as hereinafter defined and as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the specified employee's separation from service (or, if earlier upon the specified employee's death) unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. A "specified employee" means a specified employee as defined in Code Section 409A(a)(2)(B) and applicable regulations under Code Section 409A, determined in accordance with procedures established by the Committee and applied uniformly with respect to all plans maintained by the Company that are subject to Code Section 409A.

9.11    Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Incentive Award agreement, Incentive Awards and benefits otherwise provided by Incentive Awards made under the Plan shall be subject to the Company's incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

SECTION X.
TERMINATION AND AMENDMENT

10.1    Board and Committee Actions. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) except as provided in Section 4.3, reduce the exercise price at which Stock Options may be granted below the prices provided for in Section 5.3, (ii) except as provided in Section 4.3, reduce the exercise price of outstanding Stock Options, (iii) increase the individual maximum limits in Section 4.2, or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or, if the Company is then subject to the NASDAQ listing requirements, under NASDAQ listing requirements or other applicable NASDAQ rules and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Code Section 409A.

10.2    No Impairment. Notwithstanding anything to the contrary in Section 10.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder’s consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION XI.
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved by the Board of Directors on June 9, 2017 and shall take effect on July 13, 2017, upon approval by the shareholders at the adjourned meeting. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after July 13, 2027.

diversifiedrestaurantholdingsinc.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on July 13, 2017.

Vote by Internet

- Go to **www.envisionreports.com/SAUC**
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Adjourned Annual Meeting Proxy Card

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A **Proposals — The Board of Directors recommends a vote FOR Proposal 2.**

	For	Against	Abstain
2. Approval of the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

B **Non-Voting Items**

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Mark the box to the right if you plan to attend the Adjourned Annual Meeting. ☐

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IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DRH diversifiedrestaurantholdingsinc.

Proxy — DIVERSIFIED RESTAURANT HOLDINGS, INC.

27680 Franklin Road
Southfield, Michigan 48034

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2017

David G. Burke and Phyllis A. Knight, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Adjourned Annual Meeting of Stockholders of Diversified Restaurant Holdings, Inc. to be held on July 13, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 2.

(Items to be voted appear on reverse side.)